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                                 EXHIBIT 3.5

                          MEMORANDUM OF ASSOCIATION
                                      OF
                              SENANG SPIRIT INC.
                THE INTERNATIONAL BUSINESS COMPANIES ACT, 1989
                          COMPANY LIMITED BY SHARES


        1.   NAME:

        The name of the Company is SENANG SPIRIT INC.


        2.   REGISTERED OFFICE:

        The Registered Office of the Company will be situated in the First Floor, Scotiabank Building, Rawson Square, Bay Street, in the City of Nassau, in the Island of New Providence one of the Islands of the Commonwealth of the Bahamas.


        3.   REGISTERED AGENT:

        The Registered Agent of the Company will be Oceanic Bank and Trust Ltd. which is situated in the First Floor, Scotiabank Building, Rawson Square, Bay Street in the City of Nassau in the Island of New Providence one of the Islands of the Commonwealth of the Bahamas.


        4.   OBJECTS/PURPOSES:

        The object of purpose of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in The Bahamas.


        5.   CURRENCY:

        The Currency in which shares in the company shall be issued is in the currency of the United States of America.


        6.   AUTHORIZED CAPITAL:

        The Capital of the Company is Five thousand dollars (US$5,000.00) divided into Five thousand (5,000) registered and/or bearer shares of One dollar (US$1.00) each.


        7.   SHARE CLASSES:

        SEE 6 ABOVE.


        8.   SHARE RIGHTS AND RESTRICTIONS:

        The rights and restrictions attaching to the registered and/or bearer shares are as set out in Schedule "A".


        9.   REGISTERED/BEARER SHARES:

        The Directors are authorized and empowered to issue shares as registered shares or bearer shares at their discretion and as they may determine by resolution of the Directors.


        10.  EXCHANGE OF REGISTERED/BEARER SHARES:

        The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of the same class of shares.


        11.  NOTICE TO SHAREHOLDERS:

        The Company shall mail required notices and information to holders of registered and/or bearer shares to the address provided to the company by the shareholder for that purpose.


        12.  COMPANY FORMATION:

        We, the several persons whose names and address are subscribed are desirous of being formed into a company in pursuance of this Memorandum of Association.

        Dated at Nassau, Bahamas this 18th day of September, 1991.


Incorporators            Address                  Signatures
-------------            -------                  ----------

Arthur F. Coady          Oceanic Bank and
                         Trust Ltd.
                         P. O. Box N 8220          /s/ Arthur F. Coady
                         Nassau, Bahamas          --------------------

Esther E. Gibson         Oceanic Bank and
                         Trust Ltd.
                         P. O. Box N 8220          /s/ Esther E. Gibson
                         Nassau, Bahamas          ---------------------





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                                 SCHEDULE "A"

                         TO MEMORANDUM OF ASSOCIATION

                                      OF

                              SENANG SPIRIT INC.


        There shall be attached to the registered and/or bearer shares, the following rights, privileges, restrictions and conditions, namely:

        1. The holders of all classes of registered and/or bearer shares shall be entitled to receive notice of, and to vote at every meeting of the shareholders of the Corporation and shall have one vote thereat for each such registered and/or bearer share so held.

        2. Subject to the rights, privileges, restrictions and conditions attached to any preferred shares of the Company, the holders of registered and/or bearer shares shall be entitled to received such dividend as the directors may from time to time, by resolution, declare; provided however the Directors may, from time to time, declare:

                (a) a general dividend payable to the holders of all of the classes of shares and/or;

                (b) a limited dividend payable to the holders of a particular class or classes of shares to the exclusion of the holders of the remaining class or classes of shares.

For the purposes hereof, the holders of a particular class or classes of shares to receive a limited dividend shall be determined from time to time by the Board of Directors whose determination shall be conclusive and binding upon the company and the holders of shares of every class.

        3. Subject to the rights, privileges, restrictions and conditions attached to any preferred shares of the Company, the holders of all classes of registered and/or bearer shares shall be entitled to share equally in the assets of the Corporation remaining upon liquidation of the Corporation after the creditors of the Corporation have been satisfied.



        Witness:     /s/ Winifred Muncee
                     -------------------
                     Winifred Muncee